UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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PRINCIPAL FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note
This amendment to Principal Financial Group, Inc.’s proxy statement is filed to correct an administrative error contained in the proxy statement filed with the Securities and Exchange Commission on April 7, 2016 in anticipation of the Company’s annual meeting of shareholders to be held on May 17, 2016. The error appears on page 13 of the proxy statement, which discusses certain relationships and related party transactions.

The error appears in the first paragraph which discusses the Company’s relationship with Nippon Life Insurance Company and Nippon Life Insurance Company of America. Near the end of the third sentence, the amount Nippon paid to Principal Life Insurance Company or its subsidiaries and affiliates for investment services should have been $ 4,381,850.99 and not $757,246.30.

To view the 2015 annual report to shareholders and the proxy statement for the 2016 annual meeting of shareholders, please go to the website https://investors.principal.com/investor-relations/investor-toolkit/shareholder-services/annual-meeting-materials/default.aspx.